UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-13179 (Commission File Number)	31-0267900 (IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 26, 2008, Flowserve Corporation, a New York corporation (the “Company”), issued a press release announcing the Company’s securing of an order to supply a variety of specialty pumps to China Petroleum Engineering & Construction Corporation, which is acting as the engineering contractor for the International Petroleum Investment Company, to build the Abu Dhabi Crude Oil Pipeline (“ADCOP”). The ADCOP will run from the Habshan in Abu Dhabi to the port of Fujairah. The design capacity of the 360-kilometer (223-mile) pipeline is 1.5 million barrels of oil per day.
     The expected value of the supply agreement is approximately $85-90 million (USD). The Company will book over 90 percent of this order during the current quarter ending September 30, 2008 and plans to book the remainder in a later period. A copy of the press release referenced above is included with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: September 26, 2008	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 26, 2008.